UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	0-13442	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2007, the Company hired Maria M. Pope to join the Company as Vice President and Chief Financial Officer starting on July 2, 2007. Effective as of July 2, 2007, Gregory K. Hinckley, President of the Company, who has also filled the role of principal financial officer since 1997, will no longer serve as principal financial officer.

Maria M. Pope, age 42, has been employed since 1995 by Pope & Talbot, Inc., a forest products company headquartered in Portland, Oregon, serving as Vice President and General Manager, Wood Products Division from December 2003 to the present, and as Vice President, Chief Financial Officer and Secretary from 1999 to 2003. Ms. Pope previously worked for Levi Strauss & Co. and Morgan Stanley & Co., Inc.

Ms. Pope’s starting salary will be $300,000 per year, and her target cash bonus for fiscal 2008 under the Company’s Variable Incentive Plan will be 50% of the base salary paid to her for work in fiscal 2008. As a hiring incentive, the Company has agreed that her bonus for fiscal 2008 will be no less than the target bonus. Upon commencement of employment, she will be granted a stock option for 50,000 shares with an exercise price equal to the closing market price on the grant date and vesting over four years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION
(Registrant)

Date: May 2, 2007	By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

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